GFI Group Inc. Announces First Quarter Results; Declares Quarterly Cash Dividend

(Results relate to the first quarter 2014 and comparisons are versus the first quarter 2013, unless otherwise stated)

- GAAP Total Revenues: $240.7 Million; GAAP Net Revenues: $202.4 Million

- GAAP Net Income: $4.0 Million, or $0.03 per Diluted Share

- Non-GAAP Net Income: $6.2 Million, or $0.05 per Diluted Share

- Cash Earnings: $26.3 Million, or $0.20 per Diluted Share

- Quarterly Cash Dividend Declared of $0.05 per Share

NEW YORK, April 29, 2014 /PRNewswire/ -- GFI Group Inc. (NYSE: GFIG), a leading intermediary and provider of trading technologies and support services to the global OTC and listed markets, reported today its financial results for the first quarter ended March 31, 2014.

Highlights of Results	Three months ended March 31,
$ in millions	2014	2013
Total revenues	$240.7	$244.4
Net revenues	202.4	201.5
Brokerage revenues	173.1	176.6
Software, analytics and market data revenue	25.8	22.2
Compensation ratio (1)	68.1%	68.6%
Non-compensation ratio (1)	27.8%	26.8%
Non-GAAP net income (1)	$6.2	$7.2
Cash earnings (1)	26.3	27.2
(1)	Item represents a non-GAAP financial measure; see discussion below, as well as a reconciliation to GAAP in the financial tables attached to this release.

Colin Heffron, Chief Executive Officer commented: "We are pleased with our first quarter results that show we are successfully transforming and strengthening GFI's core execution business by providing end-to-end trading solutions. These solutions include multiple trade execution protocols with connectivity to customers, clearinghouses, data repositories and post-trade service providers in multiple asset classes. We believe that our proprietary trading technology and comprehensive customer and service networks have increased GFI's market share in key fixed income and foreign exchange markets, as well as provided expense flexibility to alleviate higher overall technology and regulatory compliance costs. We will continue to focus on providing our customers with sophisticated trading technology and wide ranging support services to fortify and grow our market share, revenue base and profits.

"GFI's non-GAAP net revenues grew 1.1% in the first quarter of 2014, as software, analytics and market data revenues increased 16.3% and brokerage revenues declined 2.0%. GFI's Trayport and FENICS businesses continued to expand by leveraging their customer base and adding new products and services. Trayport's revenues grew 19.1% on a U.S. dollar basis in the first quarter.

"Our electronic matching protocol remains a key part of GFI's overall electronic strategy. Matching sessions continued to provide a growing revenue source in fixed income products globally. In the Americas and EMEA, matching session revenues in the first quarter represented approximately 52% and 18% of fixed income product revenues, compared to 29% and 8% in the prior year, respectively. In fixed income products globally, matching session revenues approximately tripled in derivatives and more than doubled in cash products, year over year. We expect that GFI's electronic matching session revenues will continue to grow in both fixed income and foreign exchange markets globally.

"We remain focused on reducing GFI's overall compensation ratio and are pleased with the lower, more performance-based compensation arrangements implemented over the past two years. GFI's non-GAAP compensation rate improved versus the prior year period despite increased technology and regulatory compliance costs. We expect to see considerable operating leverage when higher volumes return to the global markets.

"Mandatory trading on Swap Execution Facilities ("SEFs") in fixed income and interest rate derivative products will largely be implemented in the second quarter of 2014. We expect that market participation and volumes will improve, as users become more familiar trading on SEF platforms.

"GFI's preliminary April total revenues are tracking down approximately 8% year over year. GFI's brokerage business continues to face ongoing regulatory changes and generally low volatility and interest rate environments globally.

"GFI's first quarter cash earnings were $0.20 per diluted share, or approximately $26.3 million. We are pleased to declare a quarterly cash dividend to GFI shareholders of $0.05 per share."

GAAP Results: First Quarter 2014

Net revenues were $202.4 million, compared to $201.5 million in the prior year. Net income was $4.0 million, or $0.03 per diluted share, compared with net income of $4.7 million, or $0.04 per diluted share. Compensation and employee benefits expense was 68.0% of net revenues, flat to the prior year quarter. Non-compensation expenses were $59.2 million, or 29.3% of net revenues, compared to $64.4 million, or 32.0% of net revenues in the prior year.

Non-GAAP Results: First Quarter 2014

Revenues

Net revenues were $202.1 million as compared to $199.8 million.

Brokerage revenues were $173.1 million compared to $176.6 million. Revenues from fixed income products were up 10.7%, while revenue from financial, commodity and equity products were down 0.7%, 11.1% and 9.6%, respectively. By geographic region, brokerage revenues increased 3.6% and 3.7% in EMEA and Asia-Pacific, respectively, and declined 10.8% in the Americas.

Revenues from trading software, analytics and market data products were $25.8 million, up 16.3% from $22.2 million in the prior year.

Expenses

Our compensation and employee benefit expenses were $137.7 million, or 68.1% of net revenues, compared with $137.0 million, or 68.6% in first quarter 2013. Non-compensation expenses were $56.1 million, or 27.8% of net revenues, compared with $53.5 million, or 26.8% in the prior year.

Earnings

GFI's net income was $6.2 million, or $0.05 per diluted share, compared with $7.2 million, or $0.06 per diluted share.

The effective non-GAAP tax rate for the first quarter of 2014 was estimated at 20.0% as compared to 36.0% for full-year 2013. The decrease in effective tax rate was primarily driven by valuation reserves recorded in 2013 against deferred tax assets relating to certain previous years' operating losses.

Dividend Declaration

The Board of Directors of GFI has declared a quarterly cash dividend of $0.05 per share payable on May 30, 2014 to shareholders of record as of May 16, 2014.

Non-GAAP Financial Measures

To supplement GFI's unaudited financial statements presented in accordance with GAAP, the Company uses certain non-GAAP measures of financial performance. The presentation of these non-GAAP financial measures is not intended to be considered in isolation from, as a substitute for, or superior to, the financial information prepared and presented in accordance with GAAP, and may be different from non-GAAP financial measures used by other companies. In addition, these non-GAAP measures have limitations in that they do not reflect all of the amounts associated with the Company's results of operations as determined in accordance with GAAP. The non-GAAP financial measures used by GFI include non-GAAP total revenues, non-GAAP net revenues, non-GAAP provision for or benefit from income taxes, non-GAAP net income, non-GAAP diluted earnings per share, cash earnings and cash earnings per share. These non-GAAP financial measures currently exclude from the Company's statement of income amortization of acquired intangibles and certain other items that management views as non-operating, non-recurring or non-cash as detailed in the reconciliation included in the financial tables attached to this release.

In addition, GFI may consider whether other significant non-operating, non-recurring or non-cash items that arise in the future should also be excluded in calculating the non-GAAP financial measures it uses. The non-GAAP financial measures also take into account estimated adjustments to income tax expense with respect to the excluded items.

GFI believes that these non-GAAP financial measures, when taken together with the corresponding GAAP financial measures, provide meaningful supplemental information regarding the Company's performance by excluding certain items that may not be indicative of the Company's core business, operating results or future outlook. GFI's management uses, and believes that investors benefit from referring to, these non-GAAP financial measures in assessing the Company's operating results, as well as when planning, forecasting and analyzing future periods. These non-GAAP financial measures also facilitate comparisons of the Company's performance to prior periods.

In addition to the reasons stated above, which are generally applicable to each of the items GFI excludes from its non-GAAP financial measures, the Company believes it is appropriate to exclude amortization of acquired intangibles because when analyzing the operating performance of an acquired business, GFI's management focuses on the total return provided by the investment (i.e., operating profit generated from the acquired entity, as compared to the purchase price paid) without taking into consideration any charges for allocations made for accounting purposes. Further, because the purchase price for an acquisition necessarily reflects the accounting value assigned to intangible assets, when analyzing the operating performance of an acquisition in subsequent periods, the Company's management excludes the GAAP impact of acquired intangible assets on its financial results. GFI believes that such an approach is useful in understanding the long-term return provided by an acquisition and that investors benefit from a supplemental non-GAAP financial measure that excludes the accounting expense associated with acquired intangible assets.

A reconciliation of these non-GAAP financial measures to GAAP is included in the financial tables attached to this release.

Conference Call

GFI has scheduled an investor conference call to discuss its first quarter results at 8:30 a.m. (Eastern Time) on Wednesday, April 30, 2014. Those wishing to listen to the live conference call via telephone should dial 1-877-870-4263 in North America and +1-412-317-0790 outside of North America, and ask for "GFI".

A live audio web cast of the conference call will be available on the Investor Relations section of GFI's Website. For web cast registration information, please visit: http://www.gfigroup.com. Following the conference call, an archived recording will be available.

Supplementary Financial Information

GFI has posted details of its historical monthly brokerage revenues on the Investor Relations page of its web site under the heading Supplementary Financial Information. The Company currently plans to post this information quarterly in conjunction with its announcement of earnings, but does not undertake a responsibility to continue to provide or update such information.

About GFI Group Inc.

GFI Group Inc. (NYSE: GFIG) is a leading intermediary in the global OTC and Listed markets offering an array of sophisticated trading technologies and products to a broad range of financial market participants. More than 2,500 institutional clients benefit from GFI's know-how and experience in operating electronic and hybrid markets for cash and derivative products across multiple asset classes, including fixed income, interest rates, foreign exchange, equities, energy and commodities. GFI's brands include Trayport®, a leading provider of trading solutions for energy markets worldwide and FENICS ®, a market leader in FX options software.

Founded in 1987 and headquartered in New York, GFI employs over 2,000 people globally, with additional offices in London, Paris, Brussels, Nyon, Dublin, Madrid, Sugar Land (TX), Hong Kong, Tel Aviv, Dubai, Manila, Seoul, Tokyo, Singapore, Sydney, Cape Town, Santiago, Bogota, Buenos Aires, Lima and Mexico City.

Forward-looking Statement

Certain matters discussed in this press release contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. When used in this press release, the words "anticipate," "believe," "estimate," "may," "might," "intend," "expect" and similar expressions identify such forward-looking statements. Actual results, performance or achievements could differ materially from those contemplated, expressed or implied by the forward-looking statements contained herein. These forward-looking statements are based largely on the expectations of GFI Group Inc. (the "Company") and are subject to a number of risks and uncertainties. These include, but are not limited to, risks and uncertainties associated with: economic, political and market factors affecting trading volumes; securities prices or demand for the Company's brokerage services; competition from current and new competitors; the Company's ability to attract and retain key personnel, including highly-qualified brokerage personnel; the Company's ability to identify and develop new products and markets; changes in laws and regulations governing the Company's business and operations or permissible activities; the Company's ability to manage its international operations; financial difficulties experienced by the Company's customers or key participants in the markets in which the Company focuses its brokerage services; the Company's ability to keep up with technological changes; uncertainties relating to litigation and the Company's ability to assess and integrate acquisition prospects. Further information about factors that could affect the Company's financial and other results is included in the Company's filings with the Securities and Exchange Commission. The Company does not undertake to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

- FINANCIAL TABLES FOLLOW -

GFI Group Inc. and Subsidiaries
Consolidated Statements of Operations (unaudited)
(In thousands except share and per share data)

	Three Months Ended
	March 31,
	2014	2013
Revenues
Agency commissions	$ 121,415	$ 126,572
Principal transactions	51,689	50,065
Total brokerage revenues	173,104	176,637
Clearing services revenues	34,164	38,064
Interest income from clearing services	528	737
Equity in net earnings of unconsolidated businesses	2,554	3,059
Software, analytics and market data	25,765	22,158
Other income, net	4,624	3,737
Total revenues	240,739	244,392

Interest and transaction-based expenses
Transaction fees on clearing services	32,640	36,908
Transaction fees on brokerage services	5,503	5,807
Interest expense from clearing services	169	160
Total interest and transaction-based expenses	38,312	42,875
Revenues, net of interest and transaction-based expenses	202,427	201,517

Expenses
Compensation and employee benefits	137,697	137,015
Communications and market data	13,347	13,587
Travel and promotion	7,779	8,061
Rent and occupancy	8,086	7,212
Depreciation and amortization	8,596	8,308
Professional fees	6,171	6,727
Interest on borrowings	7,784	7,688
Other expenses	7,464	12,824
Total other expenses	196,924	201,422

Income before provision for (benefit from) income taxes	5,503	95

Provision for (benefit from) income taxes	1,094	(4,859)

Net income before attribution to non-controlling stockholders	4,409	4,954

Less: Net income attributable to non-controlling interests	406	280
GFI's net income	$ 4,003	$ 4,674

Basic earnings per share	$ 0.03	$ 0.04
Diluted earnings per share	$ 0.03	$ 0.04

Weighted average shares outstanding - basic	122,362,839	115,384,022

Weighted average shares outstanding - diluted	131,430,701	125,552,041

GFI Group Inc. and Subsidiaries
Consolidated Statements of Operations (unaudited)
As a Percentage of Net Revenues

	Three Months Ended
	March 31,
	2014	2013
Revenues
Agency commissions	60.0%	62.8%
Principal transactions	25.5%	24.8%
Total brokerage revenues	85.5%	87.6%
Clearing services revenues	16.9%	18.9%
Interest income from clearing services	0.2%	0.4%
Equity in net earnings of unconsolidated businesses	1.3%	1.5%
Software, analytics and market data	12.7%	11.0%
Other income, net	2.3%	1.9%
Total revenues	118.9%	121.3%

Interest and transaction-based expenses
Transaction fees on clearing services	16.1%	18.3%
Transaction fees on brokerage services	2.7%	2.9%
Interest expense from clearing services	0.1%	0.1%
Total interest and transaction-based expenses	18.9%	21.3%
Revenues, net of interest and transaction-based expenses	100.0%	100.0%

Expenses
Compensation and employee benefits	68.0%	68.0%
Communications and market data	6.6%	6.8%
Travel and promotion	3.8%	4.0%
Rent and occupancy	4.0%	3.6%
Depreciation and amortization	4.3%	4.1%
Professional fees	3.1%	3.3%
Interest on borrowings	3.8%	3.8%
Other expenses	3.7%	6.4%
Total other expenses	97.3%	100.0%

Income before provision for (benefit from) income taxes	2.7%	0.0%

Provision for (benefit from) income taxes	0.5%	-2.4%

Net income before attribution to non-controlling stockholders	2.2%	2.4%

Less: Net income attributable to non-controlling interests	0.2%	0.1%
GFI's net income	2.0%	2.3%

GFI Group Inc. and Subsidiaries
Selected Financial Data (unaudited)
(Dollars in thousands except per share data)

		Three Months Ended
		March 31,
		2014	2013

Brokerage Revenues by Product Categories:
	Fixed Income	$ 51,735	$ 46,742
	Financial	51,539	51,916
	Equity	30,043	33,216
	Commodity	39,787	44,763

	Total brokerage revenues	$ 173,104	$ 176,637

Brokerage Revenues by Geographic Region:
	Americas	$ 61,336	$ 68,779
	Europe, Middle East, and Africa	92,569	89,342
	Asia-Pacific	19,199	18,516

	Total brokerage revenues	$ 173,104	$ 176,637

		March 31,	December 31,
		2014	2013

Consolidated Statement of Financial Condition Data:
	Cash and cash equivalents	$ 149,044	$ 174,606
	Cash held at clearing organizations, net of customer cash	72,257	52,414
	GFI's total balance sheet cash	221,301	227,020
	Balance sheet cash per share	1.76	1.84

	Total assets (1)	1,702,208	1,161,542
	Total debt	250,000	250,000
	Stockholders' equity	408,073	407,276

Selected Statistical Data:
	Brokerage personnel headcount(2) (4)	1,084	1,121
	Employees	2,080	2,087
	Broker productivity for the period(3) (4)	$ 160	$ 127

(1)

Total assets include receivables from brokers, dealers and clearing organizations of $851.8 million and $295.7 million at March 31, 2014 and December 31, 2013, respectively. These receivables primarily represent securities transactions entered into in connection with our matched principal business which have not settled as of their stated settlement dates, as well as balances with clearing organizations. These receivables are substantially offset by corresponding payables to brokers, dealers and clearing organizations and to clearing customers, for these unsettled transactions.

(2)	Brokerage personnel headcount includes brokers, traders, trainees and clerks.

(3)	Broker productivity is calculated as brokerage revenues divided by average monthly brokerage personnel headcount for the quarter.

(4)

In the quarter ending March 31, 2014, GFI reclassified certain employees that had previously been included in "Brokerage personnel headcount" to back-office support roles.  The impact to broker productivity was immaterial in all periods presented.

GFI Group Inc. and Subsidiaries
Reconciliation of GAAP to Non-GAAP Financial Measures (unaudited)
(In thousands except share and per share data)

	Three Months Ended
	March 31,
	2014	2013

GAAP revenues	$ 240,739	$ 244,392
Mark-to-market loss (gain) on forward hedges of future foreign currency revenues	73	(969)
Net gain on available-for-sale investments	(383)	-
Fair value mark-to-market gain on future purchase commitment	-	(744)
Fair value mark-to-market loss on warrants on investee shares	-	22
Total Non-GAAP Revenues	240,429	242,701

GAAP interest and transaction-based expenses	38,312	42,875

Non-GAAP revenues, net of interest and transaction-based expenses	202,117	199,826

GAAP other expenses	196,924	201,422
Amortization of intangibles	(2,469)	(2,498)
Writedown of investment in unconsolidated affiliate	(611)	-
Expenses from start-up operations	-	(8,413)
Non-GAAP other expenses	193,844	190,511

Non-GAAP pre-tax income	8,273	9,315

Income tax impact on Non-GAAP items	561	4,067
Plus: Non-operating adjustment for the recognition of a tax benefit related to interest income between international affiliates	-	2,655
Non-GAAP provision for income taxes	1,655	1,863

Less: Net income attributable to non-controlling interests	406	280

GFI's Non-GAAP net income	$ 6,212	$ 7,172

Non-GAAP diluted net income per share	$ 0.05	$ 0.06

Pre-tax adjustments to arrive at cash earnings
Amortization of RSUs	7,355	8,142
Amortization of prepaid sign-on and retention bonuses	6,593	6,112
Depreciation and other amortization (excluding intangibles)	6,127	5,810
Total pre-tax adjustments to cash earnings	20,075	20,064

Non-GAAP pre-tax cash earnings from ongoing operations	28,348	29,379

Non-GAAP provision for income taxes	1,655	1,863

Less: Net income attributable to non-controlling interests	406	280

GFI's Non-GAAP net cash earnings from ongoing operations	$ 26,287	$ 27,236

Non-GAAP cash earnings per share	$ 0.20	$ 0.22

Weighted average shares outstanding - diluted	131,430,701	125,552,041

GFI Group Inc.
Adjusted EBITDA

($ in thousands, except share and per share amounts)	1Q13	2Q13	3Q13	4Q13	1Q14	Last twelve months (LTM)

Net income (loss) per U.S. GAAP before attribution to non-controlling interests	$ 4,954	$ 6,868	$ (29)	$ (30,865)	$ 4,409

Plus: Net income attributable to non-controlling interests	(280)	(177)	(432)	(37)	(406)
GFI's net income (loss)	4,674	6,691	(461)	(30,902)	4,003

Plus: Extraordinary and other non-recurring pretax items (i.e., non-GAAP adjustments)	9,220	1,491	3,488	22,751	2,770

Plus: Interest expense	7,848	7,262	7,755	8,002	7,953

Less: Interest income	(928)	(579)	(630)	(773)	(651)

Plus: Income tax (benefit) expense	(4,859)	719	(1,127)	2,994	1,094

Plus: Depreciation and amortization expense (excluding intangibles)	5,810	5,863	5,981	6,001	6,127

Plus: Amortization of RSUs	8,142	7,360	6,870	6,951	7,355

Plus: Amortization of prepaid sign-on and retention bonuses	6,112	7,278	5,938	6,038	6,593

Adjusted EBITDA	$ 36,019	$ 36,085	$ 27,814	$ 21,062	$ 35,244	$ 120,205

Weighted average shares outstanding - diluted						131,430,701

Adjusted EBITDA per share (pre-tax)						$ 0.91

CONTACT: Investor Relations, Christopher Giancarlo, Executive Vice President, investorinfo@gfigroup.com; or Chris Ann Grimmett, Investor Relations Manager, 212-968-4167, chris.grimmett@gfigroup.com; or Media: Patricia Gutierrez, Vice President - Public Relations, 212-968-2964, patricia.gutierrez@gfigroup.com